                                                                     EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION
                              (WITHOUT AMENDMENT)
                                      OF
                              ENSERCH CORPORATION

     1. ENSERCH CORPORATION, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all Amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.

     2. The Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation on the 12th day of May, 1987.

     3. The Articles of Incorporation and all Amendments and Supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

                                  ARTICLE ONE

     The name of the corporation is ENSERCH CORPORATION.

                                  ARTICLE TWO

     The purposes for which the corporation is organized are:

          (1) To store, transport, buy and sell oil, gas, salt, brine and other mineral solutions and liquefied minerals; also sand and clay for the manufacture and sale of clay products; except that the corporation shall not engage directly in the oil pipeline business within the State of Texas;

          (2) To engage in all phases of the gas public utility business, including but not limited to the purchase and sale, transportation and distribution of natural gas, butanes, propanes and the various component parts and constituents thereof;

          (3) To explore for, produce, purchase and sell, store, process and manufacture, transport and distribute oil, gas and all other minerals except that the corporation shall not engage directly in the oil pipeline business within the State of Texas;

          (4) To engage in all phases of the business of developing, producing, purchasing, storing, transporting, distributing and selling all forms of energy, including but not limited to gas, electric and atomic energy;

          (5) To engage in all phases of the chemical business, including but not limited to the purchase and sale, production, manufacture, transportation and distribution of all kinds of chemicals and the raw materials from which they are derived;

          (6) To manufacture, produce, purchase or otherwise acquire, sell or dispose of, distribute, mortgage, pledge, lease, repair, install, operate, deal in and with, whether as principal or agent, products, goods, appliances, wares, merchandise, fixtures, plants, structures, machinery, and materials of every kind and description, and to lend money for the carrying out of such purposes and to take and hold real and personal property for the payment of such funds so loaned;

          (7) To operate a gas, electric current and power corporation, which shall have power to generate, make and manufacture, transport and sell gas, electric current and power to individuals, the public and municipalities for light, heat, power and other purposes, and to make reasonable charges therefor; to construct, maintain and operate power plants and substations and such machinery, apparatus, pipes, poles, wires, devices and arrangements as may he necessary to operate said lines at and between different points in this state; to own, hold and use such lands, rights-of-way, easements, franchises, buildings and structures as may be necessary for the purpose of such corporation;

          (8) To own all or any part of the stock of other corporations including but not limited to one or more corporations engaged in the oil and gas producing business and one or more corporations engaged in the oil pipeline business;

          (9) To engage in all phases of practical and scientific research;

          (10) To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects hereinabove set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid objects or purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized;

          (11) In connection with the doing of all and everything or of anything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects hereinabove set forth, to exercise all or any and to exercise each of the powers granted to corporations by the Texas Business Corporation Act or by any other statutes or laws of the State of Texas.

                                 ARTICLE THREE

     The places where the business of the corporation is to be transacted are: the City of Dallas in Dallas County, Texas, and elsewhere within or without the State of Texas in accordance with the laws of said State; and its principal place of business and domicile is to be in the city of Dallas, County of Dallas, State of Texas. The post office address of the Company's initial registered office is 300 South St. Paul Street, Dallas, Texas, and the name of the Company's registered agent at such address is Michael G. Fortado.

                                 ARTICLE FOUR

     The period of its duration is perpetual.

                                 ARTICLE FIVE

     The number of Directors constituting the Board of Directors is nine, subject to being increased or decreased as the by-laws of the corporation may provide, but in no event shall there be less than three Directors; and the names and residences of the existing Directors of the Company who are to serve until the next regular Annual Meeting of the Stockholders or until their successors are elected and qualify are:

W. C. McCord              300 South St. Paul Street      Dallas,
                                                         Texas


William B. Boyd           40 West 40th Street            New York,
                                                         New York

B. A. Bridgewater, Jr.    8400 Maryland Avenue           St. Louis,
                                                         Missouri

T. C. Cochran, Jr.        40 Standish Boulevard          Pittsburgh,
                                                         Pennsylvania

Preston M. Geren, Jr.     619 Overton Park Bank          Fort Worth,
                          4200 South Hulen               Texas

Edmond R. Haggar          6113 Lemmon Avenue             Dallas,
                                                         Texas

Edward J. Ledder          6342 Canterbury Lane           Mariner Sands,
                                                         Stuart, Florida

Lord Nelson               1 Stanhope Gate                London, England
of Stafford

W. Ray Wallace            2525 Stemmons Expressway       Dallas,
                                                         Texas

                                  ARTICLE SIX

     The total number of shares of all classes of stock which the Company shall have authority to issue is 104,000,000 of which 2,000,000 shares are of no par value and are of a class designated Preferred Stock, 2,000,000 shares are of no par value and of a class designated Voting Preference Stock and 100,000,000 shares of which are of the par value of $4.45 per share and are of a class designated Common Stock. The preferences, limitations and relative rights of the Preferred Stock, Voting Preference Stock and the Common Stock shall be as follows:

                                  DIVISION A

                              THE PREFERRED STOCK

     1. The shares of Preferred Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preferred Stock shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          a. The rate of dividend;

          b. The price at and the terms and conditions on which shares may be redeemed;

          c. The amount payable upon shares in the event of involuntary liquidation;

          d. The amount payable upon shares in the event of voluntary liquidation;

          e. Sinking fund provisions for the redemption or purchase of shares;

          f. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          g. Voting rights.

     No change shall be made in any of the rights and preferences of any series of Preferred Stock at the time outstanding in those respects in which the shares thereof vary from the shares of other series of Preferred Stock at the time outstanding without the affirmative vote at a meeting of the holders of shares representing at least two-thirds of the votes entitled to be cast with respect to the shares of such series of Preferred Stock outstanding on the record date for such meeting in addition to such other vote, if any, as may be required for such change under the applicable provisions of these articles or of the laws of the State of Texas at the time applicable thereto.

     2. To the extent that series of Preferred Stock have not been established and variations in the relative rights and preferences as between series have not been fixed and determined in these articles, authority is vested in the Board of Directors of the Company, by resolution or resolutions providing for the issuance thereof, to divide the shares of Preferred Stock into and to establish series of Preferred Stock, to fix and determine the relative rights and preferences of the shares of any series so established, and to issue and sell any and all of the authorized and unissued shares of Preferred Stock as shares of any series thereof established by action of the Board of Directors pursuant hereto.

     3. The following provisions shall apply to all shares of the Preferred Stock irrespective of series:

          a. To the extent that the resolution or resolutions creating any series of Preferred Stock shall provide that any dividends shall be paid thereon, the holders of Preferred Stock of each series shall be entitled to receive on the dates and for the periods hereinafter set forth, dividends in cash, payable when and as declared by the

     Board of Directors, at such rates as shall be determined for the respective series, from the date upon which such shares shall have been originally issued. Such dividends, if any, shall be cumulative so that no dividend (other than a dividend payable in Common Stock of the Company) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, the Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or assets unless (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full cumulative dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared, on outstanding Preferred Stock of all series entitled thereto at the rates determined for the respective series, and (ii) after giving effect to such payment of dividend, other distribution, purchase or redemption, the aggregate capital of the Company applicable to all capital stock outstanding ranking junior to the Preferred Stock as to dividends or assets plus the consolidated earned and capital surplus of the Company and its subsidiaries shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets to be outstanding after such payment of dividend, other distribution, purchase or redemption. Dividends shall not be paid or declared and set apart for payment on the Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for the payment on the Preferred Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date. The term "dividend period" shall mean any of the four calendar quarters in each year commencing respectively on the first day of February, May, August and November. The first day of each such calendar quarter shall be the dividend payment date for the regular quarterly dividend payable for the preceding dividend period of such series, except that the first dividend on shares of each series shall be payable on the quarterly dividend payment date next succeeding the expiration of 30 days after the date of initial issue of any shares of such series.

          b. In the event of any dissolution, liquidation or winding up of the Company, whether voluntarily or involuntarily, the holders of Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock over the shares of any other series of Preferred Stock, shall be entitled to receive in cash out of the assets of the Company, whether capital, surplus, or other, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Preferred Stock as to dividends or assets, the amount determined pursuant to paragraphs "1,c" and "1,d" of this Division A to be payable on the shares of such series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, together in all cases with unpaid accumulated dividends, if any, to the date fixed for such payment. If the assets shall not be sufficient to pay in full the amounts so determined to be payable on all shares of the Preferred Stock in the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then the assets available for payment shall be distributed ratably among the holders of the Preferred Stock of all series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Preferred Stock will have no other rights or claims to any of the remaining assets of the Company either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all the property of the Company to, or the merger or consolidation of the Company into or with, any other corporation, or the purchase or redemption by the Company of any shares of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          c. So long as full cumulative dividends on all outstanding shares of Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Company may, (i) at the option of the Board of Directors of the Company, redeem the whole or any part of any series of Preferred Stock determined by it to be redeemable pursuant to paragraph "1,b" of this Division A, or (ii) redeem the whole or any part of any series of Preferred Stock to meet any sinking fund requirement determined pursuant to paragraph "1,e" of this Division A, in each case on the terms and conditions and at the redemption price so determined for such series plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. All such redemptions of Preferred Stock shall be effected in accordance with the Procedure for Redemptions as set forth in the Texas Business Corporation Act.

          d. So long as full cumulative dividends on all outstanding shares of Preferred Stock for all dividend periods ending on or prior to the date of purchase shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Company may purchase, directly or indirectly, shares of Preferred Stock of any series to the extent of the aggregate of unrestricted capital surplus available therefore and unrestricted reduction surplus available therefore.

          e. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the affirmative vote at a meeting of the holders of shares representing at least two-thirds of the votes entitled to be cast with respect to the shares of Preferred Stock outstanding on the record date for such meeting, adopt an amendment to these Articles if such amendment would (i) authorize or create, or increase the authorized amount of, any class of stock which is entitled to dividends or assets in priority to or on a parity with the Preferred Stock, (ii) increase the authorized number of shares of Preferred Stock, or (iii) change any of the rights or preferences of the then outstanding Preferred Stock or any series thereof.

          f. So long as any shares of the Preferred Stock shall be outstanding, the Company shall not, without the affirmative vote at a meeting of the holders of shares representing a majority of the votes entitled to be cast with respect to the shares of the Preferred Stock outstanding on the record date for such meeting, issue any additional shares, or reissue any reacquired shares, of Preferred Stock or of any other class of stock ranking prior to or on a parity with the outstanding shares of the Preferred Stock as to dividends or assets for any purpose other than to purchase or redeem an equal par or stated value on involuntary liquidation of Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, unless

              (i) the consolidated gross income of the Company and its subsidiaries as hereinafter in this paragraph "f" defined, for 12 consecutive calendar months within a period of 15 calendar months immediately preceding the calendar month of such issuance is equal to at least 1 1/2 times the aggregate of the annual interest charges on indebtedness of the Company and its subsidiaries, as hereinafter in this paragraph "f" defined, (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued as to dividends or assets but excluding any dividend requirements on any stock to be retired by the application of the proceeds from the issuance of such shares), which will be outstanding immediately after the issuance of such shares; and

              (ii) the aggregate capital of the Company applicable to all capital stock outstanding ranking junior to the Preferred Stock as to dividends and assets, plus the consolidated earned and capital surplus of the Company and its subsidiaries, shall be at least equal to the aggregate amount payable upon involuntary dissolution, liquidation or winding up of the Company on all shares of the Preferred Stock, and all stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, to be outstanding immediately after the issuance of such shares of Preferred Stock or such stock ranking prior to or on a parity therewith and the application of the proceeds thereof.

     Whenever used in the paragraph "f", the following terms shall have the following meanings:

          The term "consolidated gross income of the Company and its subsidiaries'' shall mean the consolidated net income of the Company and its subsidiaries, as hereinafter defined, plus the amounts deducted in the computation of such consolidated net income for interest charges on indebtedness of the Company and its subsidiaries and for dividends paid or accrued on the Preferred Stock of the

     Company and on any class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets.

          The term "consolidated net income of the Company and its subsidiaries" shall mean the consolidated gross earnings of the Company and its subsidiaries from all sources less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, depreciation and depletion, and less all dividends paid or accrued on the Preferred Stock of the Company and all shares of stock, if any, ranking prior thereto or on a parity therewith as to dividends or assets, which are applicable to the period in question, and otherwise determined in accordance with generally accepted accounting principles.

          The term "indebtedness of the Company and its subsidiaries" shall mean all obligations of the Company and its subsidiaries, whether or not represented by bonds, debentures or notes, for the repayment of money borrowed by the Company and its subsidiaries, all deferred obligations of the Company and its subsidiaries for the payment of the purchase price of property or assets purchased by the Company and its subsidiaries and all such obligations assumed by the Company and its subsidiaries, but shall not include any customers' deposits or employees' deposit accounts or employees' pension or other accounts.

          g. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Company (whether or not used or to be used as a credit with respect to any sinking fund obligation), or which, if convertible or exchangeable, have been converted or exchanged for shares of stock of any other class or classes shall, upon the filing of any required certificate, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of Preferred Stock, all subject to the conditions and restrictions on issuance set forth in paragraph "f" hereof and in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

          h. Upon any issue for money or other consideration of any stock of the Company that may be authorized from time to time, or treasury stock, no holder of Preferred Stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said Board of Directors may deem advisable.

     4. Voting Powers.

          a. Except as otherwise provided by law, the holders of Preferred Stock shall not have any right to vote for the election of Directors or for any other purpose except as heretofore set forth in this Division A or as may be provided with respect to any series pursuant to paragraph "1,g" hereof or as set forth below. For the purpose of the following provisions, the Preferred Stock of all series shall be deemed to be a single class.

          Whenever and as often as the full amount of cumulative dividends payable on the Preferred Stock shall not have been paid, or declared and a sum sufficient for payment thereof set apart, for six quarterly dividend periods, the number of Directors of the Company shall be increased by two and the holders of the Preferred Stock shall have exclusive right, voting separately and as a single class, to vote for and elect such additional directors and the holders of the Common Stock shall have the exclusive rights, voting separately and as a class, to elect the remaining number of directors of the Company. The election of additional directors by holders of Preferred Stock shall be held at the next annual meeting of shareholders or may be held at a special meeting of shareholders, which shall be held upon notice as provided in the bylaws of the Company for a special meeting of the shareholders, at the request of the holders of shares representing not less than ten percent (10%o) of the votes entitled to be cast by the shares of the then outstanding Preferred Stock, addressed to the Secretary of the Company at the principal business office. Any vacancy in the Board of Directors occurring during any period when the Preferred Stock shall have elected representatives on the Board shall be filled by a majority vote of the remaining directors (or the one director) representing the class of stock theretofore represented by the director causing the vacancy. In the event of simultaneous vacancies among directors elected by the holders of the Preferred Stock an election, pursuant to the provisions of this paragraph, will bc held. The right of the holders of Preferred Stock to elect additional directors shall cease and the terms of any additional directors elected by the holders of the Preferred Stock voting as a separate class shall terminate forthwith whenever full cumulative dividends on the Preferred Stock shall have been paid, or declared and a sum sufficient for payment thereof set apart.

          b. At all meetings of the shareholders held for the purpose of electing directors during such times as the holders of Preferred Stock shall have the exclusive right to elect any directors of the Company, the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of shares representing a majority of the votes entitled to be cast by the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided, further, that in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy.

          c. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

                                  DIVISION B

                          THE VOTING PREFERENCE STOCK

     1. Voting Preference Stock shall rank junior to the Preferred Stock as to dividends and assets. The shares of Voting Preference Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Voting Preference Stock shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

          a.   The rate of dividend;

          b. The price at and the terms and conditions on which shares may be redeemed;

          c. The amount payable upon shares in the event of involuntary liquidation;

          d. The amount payable upon shares in the event of voluntary liquidation;

          e.   Sinking fund provisions for the redemption or purchase of shares;

          f. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          g.   Voting rights.

     No change shall be made in any of the rights and preferences of any series of Voting Preference Stock at the time outstanding in those respects in which the shares thereof vary from the shares of other series of Voting Preference Stock at the time outstanding without the affirmative vote at a meeting of the holders of shares representing at least two-thirds of the votes entitled to be cast with respect to the shares of such series of Voting Preference Stock outstanding on the record date for such meeting in addition to such other vote, if any, as may be required for such change under the applicable provisions of these articles or of the laws of the State of Texas at the time applicable thereto.

     2. To the extent that series of Voting Preference Stock have not been established and variations in the relative rights and preferences as between series have not been fixed and determined in these articles, authority is vested in the Board of Directors of the Company, by resolution or resolutions providing for the issuance thereof, to divide the shares of Voting Preference Stock into and to establish series of Voting Preference Stock, to fix and determine the relative rights and preferences of the shares of any series so established, and to issue and sell any and all of the authorized and unissued shares of Voting Preference Stock as shares of any series thereof established by action of the Board of Directors pursuant hereto.

     3. The following provisions shall apply to all shares of the Voting Preference Stock irrespective of series:

          a. To the extent that the resolution or resolutions creating any series of Voting Preference Stock shall provide that any dividends shall be paid thereon, and subject to the prior preference with respect to dividends upon Preferred Stock set forth in paragraph "3,a of Division A but in preference to the holders of any other class of shares ranking junior to the Voting Preference Stock, the holders of Voting Preference Stock of each series shall be entitled to receive on the dates and for the periods hereinafter set forth, dividends in cash, payable when and as declared by the Board of Directors, at such rates as shall be determined for the respective series, from the date upon which such shares shall have been originally issued. Such dividends, if any, shall be cumulative so that no dividend (other than a dividend payable in Common Stock of the Company) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, the Common Stock or any other class of stock ranking junior to the Voting Preference Stock as to dividends or assets unless (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full cumulative dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared, on outstanding Voting Preference Stock of all series entitled thereto at the rates determined for the respective series, and (ii) after giving effect to such payment of dividend, other distribution, purchase or redemption, the aggregate capital of the Company applicable to all capital stock outstanding ranking junior to the Voting Preference Stock as to dividends or assets plus the consolidated earned and capital surplus of the Company and its subsidiaries shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on all shares of the Voting Preference Stock and all stock ranking prior to or on a parity with the Voting Preference Stock as to dividends or assets to be outstanding after such payment of dividend, other distribution, purchase or redemption. Dividends shall not be paid or declared and set apart for payment on the Voting Preference Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for the payment on the Voting Preference Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date. The term "dividend period" shall mean any of the four calendar quarters in each year commencing respectively on the first day of February, May, August and November. The first day of each such calendar quarter shall be the dividend payment date for the regular quarterly dividend payable for the preceding dividend period of such series, except that the first dividend on shares of each series shall be payable on the quarterly dividend payment date next succeeding the expiration of 30 days after the date of initial issue of any shares of such series.

          b. In the event of any dissolution, liquidation or winding up of the Company, whether voluntarily or involuntarily, the holders of Voting Preference Stock of each series, without any preference of the shares of any series of Voting Preference Stock over the shares of any other series of Voting Preference Stock, but subject to the prior preference of the holders of Preferred Stock as set forth in paragraph "3,b" of Division A, shall be entitled to receive in cash out of the assets of the Company, whether capital, surplus, or other, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Voting Preference Stock as to dividends or assets, the amount determined pursuant to paragraphs "1,c" and "1,d" of this Division B to be payable on the shares of such series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, together in all cases with unpaid accumulated dividends, if any, to the date fixed for such payment. If the assets available for distribution to holders of shares of Voting Preference Stock shall not be sufficient to pay in full the amounts so determined to be payable on all shares of the Voting Preference Stock in the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then the assets available for payment shall be distributed ratably among the holders of the Voting Preference Stock of all series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Voting Preference Stock of the full preferential amounts hereinbefore provided for, the holders of Voting Preference Stock will have no other rights or claims to any of the remaining assets of the Company either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger or consolidation of the Company into or with, any other corporation, or the purchase or redemption by the Company of any shares of its Preferred Stock, or its Voting Preference Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          c. So long as full cumulative dividends on all outstanding shares of Voting Preference Stock for all dividend periods ending on or prior to the date fixed for redemption shall have been paid or declared and set apart for payment and subject to the provisions of paragraph "3,a" of Division A and further subject to any applicable requirements of Texas law, the Company may, (i) at the option of the Board of Directors of the Company, redeem the whole or any part of any series of Voting Preference Stock determined by it to be redeemable pursuant to paragraph "1,b" of this Division B, or (ii) redeem the whole or any part of any series of Voting Preference Stock to meet any sinking fund requirement determined pursuant to paragraph "1,e" of this Division B, in each case on the terms and conditions and at the redemption price so determined for such series plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. All such redemptions of Voting Preference Stock shall be effected in accordance with the Procedure for Redemptions as set forth in the Texas Business Corporation Act.

          d. So long as full cumulative dividends on all outstanding shares of Voting Preference Stock for all dividend periods ending on or prior to the date of purchase shall have been paid or declared and set apart for payment and subject to the provisions of paragraph "3,a" of Division A and further subject to any applicable requirements of Texas law, the Company may purchase, directly or indirectly, shares of Voting Preference Stock of any series to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

          e. So long as any shares of the Voting Preference Stock are outstanding, the Company shall not, without the affirmative vote at a meeting of the holders of shares representing at least two-thirds of the votes entitled to be cast with respect to the shares of Voting Preference Stock outstanding on the record date for such meeting, adopt an amendment to these Articles if such amendment would (i) authorize or create, or increase the authorized amount of, any class of stock which is entitled to dividends or assets in priority to or on a parity with the Voting Preference Stock, (ii) increase the authorized number of shares of Voting Preference Stock, or (iii) change any of the rights or preferences of the then outstanding Voting Preference Stock or any series thereof.

          f. Shares of any series of Voting Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Company (whether or not used or to be used as a credit with respect to any sinking fund obligation), or which, if convertible or exchangeable, have been converted or exchanged for shares of stock of any other class or classes shall, upon the filing of any required certificate, have the status of authorized and unissued shares of Voting Preference Stock and may be reclassified and reissued as part of a new series of Voting Preference Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of Voting Preference Stock, all subject to the conditions and restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Voting Preference Stock and to any filing required by law.

          g. Upon any issue for money or other consideration of any stock of the Company that may be authorized from time to time, or treasury stock, no holder of Voting Preference Stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but the Board of

      Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said Board of Directors may deem advisable.

                                  DIVISION C

                               THE COMMON STOCK

     1. Dividends. Subject to the provisions of paragraph "3,a" of Division A and paragraph ''3,a" of Division B, and after making such provision, if any, as may be required for any sinking fund applicable to any series of Preferred Stock and Voting Preference Stock determined as provided in paragraph "1,e" of Division A and paragraph ''1,e'' of Division B hereof, dividends may be paid upon the Common Stock to the exclusion of the Preferred Stock and Voting Preference Stock out of any assets of the Company available therefor.

     2. Distribution of Assets. In the event of any dissolution, liquidation or winding up of the Company, after there shall have been paid or set aside in cash for the holders of Preferred Stock and Voting Preference Stock the full preferential amounts to which they are entitled under the provisions of the foregoing Division A and Division B, respectively, the holders of the Common Stock shall then be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its shareholders.

     3. Preemptive Rights. Upon any issue for money or other consideration of any stock of the Company that may be authorized from time to time, or treasury stock, no holder of Common Stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said Board of Directors may deem advisable.

                                  DIVISION D

                         PROVISIONS APPLICABLE TO THE
               PREFERRED, VOTING PREFERENCE AND THE COMMON STOCK

     1. Except as specifically provided in this Article Six, and as may be required in statutory proceedings, if any, as to which the vote of the holders of the Preferred Stock is required by the then existing laws of the State of Texas, the holders of the Voting Preference Stock and Common Stock, voting together as a single class, shall have the exclusive voting rights for the election of Directors and for all other purposes; provided, however, that except as specifically provided in Article 4.03B of the Texas Business Corporation Act and in Paragraph "3,e" of Division B, holders of the Voting Preference Stock shall not be entitled to vote, as a class or otherwise, upon any amendment to the Corporation's Restated Articles of Incorporation.

     2. Any Director may be removed from office by vote of the holders of shares representing a majority of the votes entitled to be cast by the shares of the class or classes of stock by which his successor would be elected. A special meeting of the holders of shares of such class or classes may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this paragraph. The President of the Company shall, in any event, within ten days after delivery to the Company at its principal office of a request to such effect signed by the holders of shares representing at least five percent (5%) of the votes entitled to be cast by the outstanding shares of Preferred Stock or twenty-five percent (25%) of the votes entitled to be cast by the outstanding shares of Voting Preference Stock and Common Stock, combined, as the case may be, call a special meeting of the holders of the shares of such class or classes for such purpose to be held within 40 days after the delivery of such request.

     3. Each holder of the Common Stock of the Company entitled to vote shall be entitled to one vote for each share held. Each holder of shares of any series of the Preferred Stock of the Company entitled to vote which has a stated value of $100 on involuntary liquidation shall be entitled to one vote for each share held. Each holder of shares of any series of the Preferred Stock of the Company entitled to vote which has a stated value other than $100 on involuntary liquidation shall be entitled to as many full votes or a fractional vote, as the case may be, for each share held as determined by the ratio of the stated value on involuntary liquidation of a share of each such series to the sum of $100. Each holder of shares of any series of the Voting Preference Stock of the Company entitled to vote which has a stated value of $10,000 on involuntary liquidation shall be entitled to one vote for each share held or fractional vote for each fractional share held, as the case may be. Each holder of shares of any series of the Voting Preference Stock of the Company entitled to vote which has a stated value other than $10,000 on involuntary liquidation shall be entitled to as many full votes or a fractional vote, as the case may be, for each share held as determined by the ratio of the stated value on involuntary liquidation of a share of each such series to the sum of $10,000.

     4. At each election of Directors every shareholder entitled to vote at such election shall have the right to cast, in accordance with the provisions of the Texas Business Corporation Act, the number of votes represented by the shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote; provided that cumulative voting is expressly prohibited.

__________________

     As adopted by the Board of Directors of the Corporation on September 2, 1982:

     "RESOLVED, That pursuant to the authority conferred upon the Board of Directors of this Company by Article Six of the Restated Articles of Incorporation of this Company, the Board of Directors hereby creates a new series of Preferred Stock of the Company which shall consist of One Million Five Hundred Thousand (1,500,000) shares of no par value (stated value of $50 per share), which shall be designated and known as 'Adjustable Rate Cumulative Preferred Stock, Series D' (herein call 'Adjustable Rate Preferred Stock'), and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Preferred

Stock, regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Board of Directors hereby declares that the shares of the Adjustable Rate Preferred Stock shall have the terms, conditions, rights and preferences, as follows:

     1. Dividend Rate

     (a) Dividend rates on the shares of Adjustable Rate Preferred Stock shall be (i) for the period (the 'Initial Dividend Period') from the date of their original issue to and including January 31,1983, at a rate per annum of the stated value thereof equal to 13.5%, and (ii) for each quarterly dividend period (hereinafter referred to as a 'Quarterly Dividend Period'; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a 'Dividend Period' and collectively referred to as 'Dividend Periods') thereafter, which quarterly dividend periods shall commence on February 1, May 1, August 1 and November 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the Stated Value thereof equal to 0.10% below the Applicable Rate (as hereinafter defined) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Adjustable Rate Preferred Stock for any Quarterly Dividend Period shall in no event be less than 7.50% per annum or greater than 15.50% per annum. Such dividends shall be cumulative from the date of original issue of such shares. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months and a 360-day year.

     (b) The 'Applicable Rate' for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever of such rates can be so determined. In the event that the Company determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

          (i) Except as provided below in this paragraph, the 'Treasury Bill Rate' for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (ii) Except as provided below in this paragraph, the 'Ten Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such

     Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield; if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. (Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (iii) Except as provided below in this paragraph, the 'Twenty Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board, or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (iv) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

          (v) The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the stated value per share of the Adjustable Rate Preferred Stock.

          (vi) The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Preferred Stock.

          (vii) As used herein, the term 'Calendar Period' means a period of fourteen calendar days; the term 'Special Securities' means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term 'Ten Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term 'Twenty Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

     2. Involuntary Liquidation. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive Fifty Dollars ($50.00) for each share (which amount shall be deemed to be its stated value on involuntary liquidation) plus accrued dividends to the date of distribution, whether or not earned or declared.

     3. Voluntary Liquidation. In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive $51.50 per share through October 31, 1992, and $50 per share thereafter plus an amount equal to the accrued dividends thereon to the date of distribution, whether or not earned or declared.

     4. Optional Redemption. The Adjustable Rate Preferred Stock may not be redeemed prior to November 1, 1987. Thereafter, the Company shall have the option to redeem the whole or any part of the Adjustable Rate Preferred Stock at any time on at least thirty day's notice in accordance with the provisions of Paragraph 3, c, (i) of Division A of Article Six of the Restated Articles of Incorporation at $51.50 per share if redeemed during the period November 1, 1987, through October 31, 1992, and $50 per share thereafter, in each case together with any accrued dividends to the date of such redemption.

     5. So long as any shares of the Adjustable Rate Preferred Stock are outstanding, shares of the Adjustable Rate Preferred Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Adjustable Rate Preferred Stock.

     6. The Adjustable Rate Preferred Stock shall not have any conversion, exchange or sinking fund rights.

     7. The Adjustable Rate Preferred Stock shall have no voting rights other than the voting rights set forth in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law.

     "RESOLVED, That the President or any Vice President together with the Secretary or any Assistant Secretary, be and hereby they are authorized and directed to prepare, execute and deliver to the Secretary of State of Texas for filing all certificates or other documents as may be required under the laws of the State of Texas in order to give effect to the foregoing resolutions."

____________________

     As adopted by the Board of Directors of the Corporation on January 26, 1984:

     "RESOLVED, That pursuant to the authority conferred upon the Board of Directors of this Company by Article Six of the Restated Articles of Incorporation of this Company, the Board of Directors hereby creates a new series of Preferred Stock of the Company which shall consist of One Hundred Thousand (100,000) shares of no par value (stated value of $1,000 per share), which shall be designated and known as 'Adjustable Rate Cumulative Preferred Stock, Series E' (herein called 'Adjustable Rate Preferred Stock'), and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Preferred Stock, regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Board of Directors hereby declares that the shares of the Adjustable Rate Preferred Stock shall have the terms, conditions, rights and preferences, as follows:

     1. Dividend Rate

     (a) Dividend rates on the shares of Adjustable Rate Preferred Stock shall be (i) for the period (the 'Initial Dividend Period') from the date of their original issue to and including April 30,1984, at a rate per annum of the stated value thereof equal to 10.625%, and (ii) for each quarterly dividend period (hereinafter referred to as a 'Quarterly Dividend Period'; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a 'Dividend Period' and collectively referred to as 'Dividend Periods') thereafter, which quarterly dividend periods shall commence on February 1, May 1, August 1 and November 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the Stated Value thereof equal to 1.20% below the Applicable Rate (as hereinafter defined) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Adjustable Rate Preferred Stock for any Quarterly Dividend Period shall in no event be less than 7% per annum or greater than 13% per annum. Such dividends shall be cumulative from the date of original issue of such shares. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months and a 360-day year.

     (b) The 'Applicable Rate' for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever of such rates can be so determined. In the event that the Company determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

          (i) Except as provided below in this paragraph, the 'Treasury Bill Rate' for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (ii) Except as provided below in this paragraph, the 'Ten Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average

     Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (iii) Except as provided below in this paragraph, the 'Twenty Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the

     Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board, or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          (iv) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

          (v) The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the stated value per share of the Adjustable Rate Preferred Stock.

          (vi) The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Preferred Stock.

          (vii) As used herein, the term 'Calendar Period' means a period of fourteen calendar days; the term 'Special Securities' means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term 'Ten Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term 'Twenty Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

     2. Involuntary Liquidation. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000.00) for each share (which amount shall be deemed to be its stated value on involuntary liquidation) plus accrued dividends to the date of distribution, whether or not earned or declared.

     3. Voluntary Liquidation. In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive $1,030 per share through April 30, 1994, and $1,000 per share thereafter plus an amount equal to the accrued dividends thereon to the date of distribution, whether or not earned or declared.

     4. Optional Redemption. The Adjustable Rate Preferred Stock may not be redeemed prior to May 1, 1989. Thereafter, the Company shall have the option to redeem the whole or any part of the Adjustable Rate Preferred Stock at any time on at least thirty day's notice in accordance with the provisions of Paragraph 3,c, (i) of Division A of Article Six of the Restated Articles of Incorporation at $1,030.00 per share if redeemed during the period May 1, 1989, through April 30, 1994, and $1,000.00 per share thereafter, in each case together with any accrued dividends to the date of such redemption.

     5. So long as any shares of the Adjustable Rate Preferred Stock are outstanding, shares of the Adjustable Rate Preferred Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Adjustable Rate Preferred Stock.

     6. The Adjustable Rate Preferred Stock shall not have any conversion, exchange or sinking fund rights.

     7. The Adjustable Rate Preferred Stock shall have no voting rights other than the voting rights set forth in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law.

     "RESOLVED, That the President or any Vice President together with the Secretary or any Assistant Secretary, be and hereby they are authorized and directed to prepare, execute and deliver to the Secretary of State of Texas for filing all certificates or other documents as may be required under the laws of the State of Texas in order to give effect to the foregoing resolutions."

____________________

     As adopted by the Board of Directors of the Corporation on April 15, 1986:

     "RESOLVED, That pursuant to the authority conferred upon the Board of Directors of this Company by Article Six of the Restated Articles of Incorporation of this Company, the Board of Directors hereby creates a new series of Voting Preference Stock of the Company which shall consist of five hundred thousand (500,000) shares of no par value, which shall be designated and known as '$200 Participating Voting Preference Stock, Series C' (herein called 'Series C Voting Preference Stock'), and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Voting Preference Stock regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Board of Directors hereby declares that the shares of the Series C Voting Preference Stock shall have the terms, conditions, rights and preferences, as follows:

     1. Dividends. The dividend rate on the shares of Series C Voting Preference Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on February 1, May 1, August 1 and November 1 in each year (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, shall be equal (rounded to the nearest cent) to the greater of (a) $20 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, par value $4.45 per share, of this Company (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series C Voting Preference Stock. In the event this Company shall at any time after April 15, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Voting Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series C Voting Preference Stock shall be entitled to receive the greater of (a) $200 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount to be distributed per share to holders of Common Stock, plus in either instance accrued dividends to the date of distribution, whether or not earned or declared.

     In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Voting Preference Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. For purposes of Paragraph 3 of Division D of Article Six of the Restated Articles of Incorporation, the Series C Voting Preference Stock shall be deemed to have a stated value per share of $200 on involuntary liquidation until such time as a plan of liquidation shall be adopted and the actual amount payable upon liquidation is determined.

     3. Optional Redemption. The Company shall have the option to redeem the whole or any part of the Series C Voting Preference Stock at any time on at least 30 days notice in accordance with the provisions of Paragraph 3,c of Division B of Article Six of the Restated Articles of Incorporation at a redemption price equal to the greater of (a) $200 and (b), subject to the provision for adjustment hereinafter set forth, 200 times the "current per share market price" of the Common Stock on the date of mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event this Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Voting Preference Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price'' on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive "trading days" (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "trading day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

     4. So long as any shares of the Series C Voting Preference Stock are outstanding, shares of the Series C Voting Preference Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Series C Voting Preference Stock.

     5. Other than as set forth above, the Series C Voting Preference Stock shall not have any conversion or exchange rights.

     6. The Series C Voting Preference Stock shall have no voting rights other than the voting rights set forth in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law.

     "RESOLVED, That the Chairman and President or any Vice President together with the Secretary or any Assistant Secretary, be and hereby they are authorized and directed to prepare, execute and deliver to the Secretary of State of Texas for filing all certificates or other documents as may be required under the laws of the State of Texas in order to give effect to the foregoing resolution."

                                 ARTICLE SEVEN

     The power to alter, amend or repeal the By-Laws or to adopt new By-Laws shall be vested in the Board of Directors; provided, however, that any By-Law or Amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of Directors or a new By-Law in lieu thereof may be adopted by vote of such shareholders. No By-Law which has been altered, amended or adopted by such a vote of the shareholders may be altered, amended or repealed by vote of the Directors until two years shall have expired since such action by vote of such shareholders.

     WITNESS THE EXECUTION HEREOF on this 8th day of November, 1987.

                                     ENSERCH Corporation



                                     By:   /s/ W. C. McCord
                                           W. C. McCord
                                           Chairman and President

                   ARTICLES OF AMENDMENT BY THE SHAREHOLDERS
                 TO THE RESTATED ARTICLES OF INCORPORATION OF
                              ENSERCH CORPORATION


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

     ARTICLE ONE. The name of the Corporation is ENSERCH Corporation.

     ARTICLE TWO. The following amendment to the Restated Articles of Incorporation was adopted by the Shareholders of the Corporation on May 10, 1988:

     The Restated Articles of Incorporation of the Corporation are amended by adding a new ARTICLE EIGHT as follows:

                                 ARTICLE EIGHT

          No director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this Corporation, except this ARTICLE EIGHT does not eliminate or limit the liability of a director of this Corporation for (1) a breach of the director's duty of loyalty to this Corporation or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,
     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of the director is expressly provided for by statute, or (5) an act related to an unlawful stock repurchase or payment of a dividend.

     ARTICLE THREE. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                    CLASS          NUMBER OF SHARES
                    -----          ----------------

                    Common Stock   57,602,674

     ARTICLE FOUR. The number of shares of each class voted for and against such amendment, respectively, was:

                    CLASS          NUMBER OF SHARES VOTED
                    -----          ----------------------
                                   For             Against
                                   ---             -------

                    Common Stock   42,753,448      5,721,265


                                  ENSERCH Corporation


Dated: May 10, 1988               By    /s/ W. C. McCord
                                        --------------------

                                        W. C. McCord
                                        Its Chairman and
                                        President

                           ASSUMED NAME CERTIFICATE
                  FOR AN INCORPORATED BUSINESS OR PROFESSION


To The Secretary of State of the State of Texas:

     WHEREAS, ENSERCH Corporation is a business corporation incorporated under the laws of the State of Texas and Lone Star Gas Company has been designated by such corporation as a division thereof; and

     WHEREAS, the Business and Commerce Code of the State of Texas requires that any corporation which regularly conducts business or renders professional services in such state under an assumed name file in the office of the Secretary of State an Assumed Name Certificate; and

     WHEREAS, the name Lone Star Gas Company is an assumed name under which ENSERCH Corporation conducts business within the State of Texas.

     NOW, THEREFORE, pursuant to Section 36.11 of the Texas Assumed Business or Professional Name Act, the undersigned hereby files this Assumed Name Certificate and states the following:

     1.   The assumed name under which the business service is conducted is LONE
                                                                            ----
          STAR GAS COMPANY.
          ----------------

     2. The name of the incorporated business as stated in its Articles of Incorporation is ENSERCH Corporation.
                           -------------------

     3. The state jurisdiction under the laws of which the aforesaid corporation, was incorporated in Texas, and the address of its registered or similar office in that jurisdiction is 300 South St.
                                                               -------------
          Paul Street, Dallas. Texas. 75201.
          ----------------------------------

     4. The period, not to exceed ten years, during which the assumed name will be used is ten years.
                          ---------

     5.   The corporation is a business corporation.

     6. The corporation is required to maintain a registered office in Texas, the address of the registered office is 300 South St. Paul Street,
                                                  --------------------------
          Dallas, Texas 75201, and the name of its Registered Agent at such
          -------------------
          address is Michael G. Fortado. The address of the principal office
                     ------------------
          is the same as the registered office.

     7.   Business services are being conducted under such assumed name in ALL
                                                                           ---
          counties within the state.



                             /s/ R. B. Williams
                             R. B. Williams
                             Vice President


STATE OF TEXAS    )

                  )
COUNTY OF DALLAS  )

     Before me on this 24th day of January, 1989, personally appeared R. B. Williams and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.



                             /s/ Jean H. Luttrell
                             Jean H. Luttrell
                             Notary Public for the
                             State of Texas

                            STATEMENT OF RESOLUTION
                                 ESTABLISHING
             ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES F
                   (LIQUIDATION PREFERENCE $1,000 PER SHARE)
                            OF ENSERCH CORPORATION


To the Secretary of State
     of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating the Adjustable Rate Cumulative Preferred Stock, Series F (liquidation preference $1,000 per share) of its preferred stock and fixing and determining the relative rights and preferences thereof:

     1.   The name of the corporation is ENSERCH Corporation.

     2. The following resolution, establishing and designating the Adjustable Rate Cumulative Preferred Stock, Series F, and fixing and determining the relative rights and preferences thereof, was duly adopted by the Corporate Securities Committee of the Board of Directors of the Corporation on April 8, 1994:

          "RESOLVED, That pursuant to the authority conferred upon the Corporate Securities Committee by the Board of Directors of this Company acting pursuant to Article Six of the Restated Articles of Incorporation of this Company and the Company's Bylaws, a new series of Preferred Stock of the Company is hereby created which shall consist of Seventy-Five Thousand (75,000) shares of no par value (stated value of $1,000 per share), which shall be designated and known as 'Adjustable Rate Cumulative Preferred Stock, Series F (liquidation preference $1,000 per share)' (herein called 'Adjustable Rate Preferred Stock'), and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Preferred Stock, regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Corporate Securities Committee of the Board of Directors hereby declares that the shares of the Adjustable Rate Preferred Stock shall have the terms, conditions, rights and preferences, as follows:

     1.   Dividend Rate

          (a) Dividend rates on the shares of Adjustable Rate Preferred Stock shall be (i) for the period (the 'Initial Dividend Period') from the date of their original issue to and including July 31, 1994, at a rate per annum of the then stated value thereof equal to 6.375%, and (ii) for each quarterly dividend period (hereinafter referred to as a 'Quarterly Dividend Period'; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a 'Dividend Period' and collectively referred to as 'Dividend Periods') thereafter, which quarterly dividend periods shall commence on February 1, May 1, August 1 and November 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the Stated Value thereof equal to the Applicable Rate (as hereinafter defined) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Adjustable Rate Preferred Stock for any Quarterly Dividend Period shall in no event be less than 4.50% per annum or greater than 10.50% per annum. Such dividends shall be cumulative from the date of original issue of such shares. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months and a 360-day year.

          (b) The 'Applicable Rate' for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period, multiplied by 87%. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever of such rates can be so determined, multiplied by 87%. In the event that the Company determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

     (i) Except as provided below in this paragraph, the 'Treasury Bill Rate' for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar

     Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     (ii) Except as provided below in this paragraph, the 'Ten Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such

     Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     (iii) Except as provided below in this paragraph, the 'Thirty Year Constant Maturity Rate' for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Thirty

     Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board, or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be determined in the manner specified in the preceding sentence based upon all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-five years or, in the absence of which, twenty years. In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     (iv) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest one hundredth of a percentage point.

     (v) The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the stated value per share of the Adjustable Rate Preferred Stock.

     (vi) The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. After May 1, 1994, the Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Preferred Stock.

     (vii) As used herein, the term 'Calendar Period' means a period of fourteen calendar days; the term 'Special Securities' means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term 'Ten Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term 'Thirty Year Average Yield' means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

          2. Involuntary Liquidation. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) for each share (which amount shall be deemed to be its stated value and liquidation preference on involuntary liquidation) plus accrued dividends to the date of distribution.

          3. Voluntary Liquidation. In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of the Adjustable Rate Preferred Stock shall be entitled to receive One Thousand Dollars ($1,000) for each share (which amount shall be deemed to be its stated value and liquidation preference on voluntary liquidation) plus an amount equal to the accrued dividends thereon to the date of distribution.

          4. Optional Redemption. The Adjustable Rate Preferred Stock may not be redeemed prior to May 1, 1999. Thereafter, the Company, at its option, may redeem all or any part of the Adjustable Rate Preferred Stock at any time on at least thirty days' notice in accordance with the provisions of Paragraph 3,c,(i) of Division A of Article Six of the Restated Articles of Incorporation at $1,000 per share together with any unpaid accumulated dividends to the date of such redemption.

          5. So long as any shares of the Adjustable Rate Preferred Stock are outstanding, shares of the Adjustable Rate Preferred Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Adjustable Rate Preferred Stock.

          6. The Adjustable Rate Preferred Stock shall not have any conversion, exchange or sinking fund rights.

          7. The Adjustable Rate Preferred Stock shall have no voting rights other than the voting rights set forth in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law."

          "RESOLVED, That the President or any Vice President together with the Secretary or any Assistant Secretary, be and hereby they are authorized and directed to prepare, execute and deliver to the Secretary of State of Texas for filing all certificates or other documents as may be required under the laws of the State of Texas in order to give effect to the foregoing resolutions."

     WITNESS THE EXECUTION HEREOF on this 8th day of April, 1994.

                             ENSERCH Corporation



                             By:  /s/ D. W. Biegler
                                  ----------------------
                                  D. W. Biegler
                                  Chairman and President

                           ASSUMED NAME CERTIFICATE
                  FOR AN INCORPORATED BUSINESS OR PROFESSION


1. The assumed name under which the business or professional service is to be conducted or rendered is Enserch Processing Company.

2. The name of the incorporated business or profession as stated in its Restated Articles of Incorporation is ENSERCH Corporation.

3. The state, country, or other jurisdiction under the laws of which it was incorporated or associated in Texas, and the address of its registered or similar office in that jurisdiction is c/o Corporate Secretary's Department, ENSERCH Center, 300 South St. Paul Street, Suite 850 E-C, Dallas, Texas 75201.

4. The period, not to exceed ten years, during which the assumed name will be used is January 18, 1995, to January 17, 2005.

5.  The corporation is a business corporation.

6. The corporation is required to maintain a registered office in Texas. The address of the registered office is c/o Corporate Secretary's Department, ENSERCH Center, Suite 850 E-C, Dallas, Texas 75201, and the name of its registered agent at such address is Michael G. Fortado. The address of the principal office is 300 South St. Paul Street, Suite 850 E-C, Dallas, Texas 75201.

7. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are all counties within the State.



                                  /s/ Robert L. Jay
                                  ------------------------------
                                  Assistant Corporate Secretary


    Before me on this 8th day of January, 1995, personally appeared Robert L. Jay, Assistant Corporate Secretary and acknowledged to me that he executed the foregoing certificate of the purposes therein expressed.


                                  /s/ Jo D. Wade
                                  ------------------------------
                                  Notary Public - Dallas County

                   ARTICLES OF AMENDMENT BY THE SHAREHOLDERS
                 TO THE RESTATED ARTICLES OF INCORPORATION OF
                              ENSERCH CORPORATION

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned ENSERCH Corporation (the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation.

     Article One:  The name of the corporation is ENSERCH Corporation.

     Article Two: In the first sentence of the first paragraph of Article Six of the Restated Articles of Incorporation of the Corporation, "$4.45" is hereby changed to "$0.01", so that the par value per share of the Common Stock hereafter be $0.01 instead of $4.45.

     The remaining provisions of Article Six of the Restated Articles of Incorporation of the Corporation, including without limitation Division A, Division B. Division C and Division D thereof, shall remain unchanged and in full force and effect. The designations, preferences, limitations and relative and other rights of the authorized and outstanding shares of Preferred Stock and Voting Preference Stock are not changed by this Amendment.

     Article Three: The foregoing amendment (the "Amendment") to the Restated Articles of Incorporation was adopted by the shareholders of the Corporation on November 15, 1996. The designation and number of outstanding shares of each class entitled to vote on the Amendment were as follows:

                                                     Number of
       Class                                           Shares

    Common Stock...................................  69,527,645

     The number of shares of Common Stock that voted for the Amendment was 55,905,176 and the number of shares of Common Stock that voted against the Amendment was 269,072.

     Article Four: All outstanding shares of the Corporation's Common Stock, par value $4.45 per share ("Existing Common Stock"), are reclassified and converted, effective as of the issuance of a certificate of amendment by the Secretary of State of the State of Texas upon the filing of these Articles of Amendment, into shares of the Corporation's Common Stock, par value $0.01 per share ("New Common Stock"), on the basis of one share of New Common Stock for each outstanding share of Existing Common Stock. Certificates representing shares of Existing Common Stock will represent shares of New Common Stock without any further action by the holders thereof.

     Article Six: The Amendment effects a change in the stated capital of the Corporation by reducing the par value per share of the Corporation's Common Stock from $4.45 to $0.01. The amount of stated capital of the Corporation, based upon the 69,527,645 shares of Existing Common Stock outstanding and entitled to vote on the Amendment, was reduced by

$308,702,744 from $309,398,020 before the Amendment to $695,276 after the Amendment, and the $308,702,744 by which stated capital was reduced is hereby transferred to the surplus of the Corporation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation this 15th day of November , 1996.

                                  ENSERCH Corporation


                                  By:   /s/ A. E. Gallatin
                                        ---------------------
                                        A. E. Gallatin
                                        Its Vice President

Dated:  November 15, 1996